                                                             Exhibit (a)(1)(iii)

                             RALCORP HOLDINGS, INC.

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if:

     - certificates evidencing shares of common stock, $.01 par value per share, of Ralcorp Holdings, Inc., a Missouri corporation, are not immediately available or cannot be delivered to the Depositary before the Expiration Date (as defined in the Offer to Purchase dated November 12, 2002),

     - the procedure for book-entry transfer described in the Offer to Purchase dated November 12, 2002 and the related Letter of Transmittal, which, together with the Offer to Purchase, as amended or supplemented from time to time, constitute the offer, cannot be completed on a timely basis, or

     - time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the offer is:

                         EQUISERVE TRUST COMPANY, N.A.

       By First Class Mail:         By Overnight Deliver or Express           By Hand Delivery:
  EquiServe Trust Company, N.A.                  Mail:                Securities Transfer and Reporting
        Corporate Actions            EquiServe Trust Company, N.A.    c/o EquiServe Trust Company, N.A.
          P.O. Box 43025                Attn: Corporate Actions         100 Williams Street, Galleria
    Providence, RI 02940-3025             40 Campanelli Drive                 New York, NY 10038
                                          Braintree, MA 02184

                            Facsimile Transmission:
                                 (781) 575-4826

                   Confirm Receipt of Facsimile by Telephone:
                                 (781) 575-4816

     For this Notice to be validly delivered, it must be received by the Depositary. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery. Deliveries to Ralcorp Holdings, Inc. will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Book-Entry Transfer Facility will not constitute valid delivery to the Depositary.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned tenders to Ralcorp Holdings, Inc. ("Ralcorp") at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. All shares tendered and purchased will include the associated common stock purchase rights issued pursuant to the Shareholder Protection Rights Agreement dated December 27, 1996 (as amended), between the Company and the Rights Agent named therein, and, unless the context otherwise requires, all references to shares include the associated common stock purchase rights.

               NUMBER OF SHARES TO BE TENDERED: ________ SHARES.
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                                    ODD LOTS
                (SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)

 To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

 [ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

 [ ] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

      In addition, the undersigned is tendering shares either (check one box):

 [ ] at the purchase price, as the same will be determined by Ralcorp in accordance with the terms of the offer (persons checking this box need not indicate the price per share below); or

 [ ] at the price per share indicated below in the section captioned "Price (In Dollars) per Share at Which Shares Are Being Tendered."
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                               CONDITIONAL TENDER
               (SEE INSTRUCTION 16 OF THE LETTER OF TRANSMITTAL)

      A tendering shareholder may condition his or her tender of shares upon Ralcorp purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares you indicate below is purchased by Ralcorp pursuant to the terms of the offer, none of the shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

 [ ] The minimum number of shares that must be purchased, if any are purchased, is: ________ shares.

      If, because of proration, the minimum number of shares designated will not be purchased, Ralcorp may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box.

 [ ]  The tendered shares represent all shares held by the undersigned.

 [ ] Check only one box. If more than one box is checked or if no box is checked, the shares will not be properly tendered.
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

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               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

      By checking one of the following boxes below instead of the box under "Shares Tendered at a Price Determined Pursuant to the Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Ralcorp for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

[ ] $21.00  [ ] $22.00  [ ] $23.00  [ ] $24.00
[ ] $21.25  [ ] $22.25  [ ] $23.25
[ ] $21.50  [ ] $22.50  [ ] $23.50
[ ] $21.75  [ ] $22.75  [ ] $23.75

                       ------------------------------ OR
                         ------------------------------
          SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

 [ ] By checking this one box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Ralcorp in accordance with the terms of the offer. This action maximizes the chance of having Ralcorp purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Note that this could result in receiving a price per share of as low as $21.00.
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


    Signature(s): ----------------------------------------------------------------------

    Name(s) of Record
    Holder(s): ----------------------------------------------------------------------
                     (PLEASE TYPE OR PRINT)

    Certificate
    Nos.: ----------------------------------------------------------------------

    Address (including Zip
    Code): ----------------------------------------------------------------------

    Daytime Area Code and Telephone
    No.: ----------------------------------------------------------------------

    Date: ------------------------------ , 2002

 If shares will be delivered by book-entry transfer, provide the following information:

    Account
    Number: ----------------------------------------------------------------------

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

                                   GUARANTEE
                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)
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      The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the Book-Entry Transfer Facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), or an Agent's Message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility, and any other required documents, all within three (3) New York Stock Exchange trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the Eligible Institution.

    Name of
    Firm: ----------------------------------------------------------------------

    Address (including Zip
    Code): ----------------------------------------------------------------------

    Area Code and Telephone
    No.: ----------------------------------------------------------------------

    Authorized
    Signature: ----------------------------------------------------------------------

    Name: ----------------------------------------------------------------------
                     (Please Type or Print)

    Title: ----------------------------------------------------------------------

    Date: ------------------------------ , 2002

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 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES
 SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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